SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
            Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[_]   Soliciting Material Under Rule 14a-12



                               Foster Wheeler Ltd.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

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      2)    Aggregate number of securities to which transaction applies:

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      3)    Per unit price or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)    Proposed maximum aggregate value of transaction:

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      5)    Total fee paid:

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[_]   Fee paid previously with preliminary materials:

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[_]   Check box if any part of the fee is offset as  provided  by  Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1)    Amount previously paid:

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      2)    Form, Schedule or Registration Statement No.:

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      3)    Filing Party:

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      4)    Date Filed:

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


       The following notice was published in Bermuda on November 5, 2004.

                                  LEGAL NOTICE


                     IN THE MATTER OF THE COMPANIES ACT 1981
                                   (THE "ACT")

                                       AND

                      IN THE MATTER OF FOSTER WHEELER LTD.
                                 (THE "COMPANY")

                 NOTICE OF REDUCTION OF AUTHORISED SHARE CAPITAL

NOTICE IS HEREBY GIVEN, pursuant to Section 46(2)(a) of the Act, that the Company proposes:

(a) to reduce the amount of its authorised share capital from US$161,500,000, divided into 160,000,000 common shares of par value US$1.00 each and 1,500,000 preferred shares of par value US$1.00 each, to US$1,615,000, divided into 160,000,000 common shares of par value US$0.01 each and 1,500,000 preferred shares of par value US$0.01 each (the "First Capital Reduction"); and

(b)   immediately following the effectiveness of the following:

      (i)   the First Capital Reduction;

      (ii) an increase of the amount of its authorised share capital from US$1,615,000 to US$14,774,089.57 by the creation of an additional 1,315,908,957 common shares of par value US$0.01 each in the authorised capital of the Company (the "Capital Increase"); and

      (iii) a proposed consolidation of its common shares of par value US$0.01 each, on a 1-for-20 basis, into 73,795,447.85 common shares of par value US$0.20 each (the "Common Share Consolidation");

      to reduce the amount of its authorised share capital from US$14,774,089.57, divided into 73,795,447.85 common shares of par value US$0.20 each and 1,500,000 preferred shares of par value US$0.01 each, to US$752,954.4785, divided into 73,795,447.85 common shares of par value US$0.01 each and 1,500,000 preferred shares of par value US$0.01 each (the "Second Capital Reduction").

The First Capital Reduction will take effect on the date on which resolutions are passed by the shareholders of the Company to approve the First Capital Reduction and the Capital Increase at the annual and special general meeting of the Company convened for 29 November 2004 (or such other date to which the said meeting may be duly postponed or adjourned).

The Second Capital Reduction will take effect, immediately following the effectiveness of the First Capital Reduction, the Capital Increase and the Common Share Consolidation, on the date on which a resolution is passed by the shareholders of the Company to approve the Second Capital Reduction at the annual and special general meeting of the Company convened for 29 November 2004 (or such other date to which the said meeting may be duly postponed or adjourned). The Capital Increase and the Common Share Consolidation (in that order) will take effect on the date on which a resolution is passed by the common shareholders of the Company to approve the Common Share Consolidation at the special general meeting of common shareholders of the Company convened for 29 November 2004 (or such other date to which the said meeting may be duly postponed or adjourned) and a resolution is passed by the shareholders of the Company to approve the Capital Increase and the Common Share Consolidation at the annual and special general meeting of the Company convened for 29 November 2004 (or such other date to which the said meeting may be duly postponed or adjourned).

The Company has mailed to shareholders and filed with the SEC a proxy statement in connection with the meetings of shareholders to approve the above noted reductions of capital, which shareholders are urged to read because it will contain important information. The proxy statement and any other relevant documents may be obtained free of charge at the SEC's web site at www.sec.gov. Free copies of the Company's SEC filings may be obtained at the Company's investor relations website, www.fwc.com, under the heading "Investor Relations," by selecting the heading "SEC Filings." The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies for the general meetings. For their names and their interests in the Company, please refer to the proxy statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 2003.

Conyers Dill & Pearman
Attorneys to the Company

Dated this 5th day of November, 2004.